Exhibit 10.1
SHARE PURCHASE AND SALE AGREEMENT
This SHARE PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into on December 29, 2025, by and among Golub Capital Private Income Fund S, a Delaware statutory trust (“Buyer”), GCP OS Cayman Trust, a Cayman Islands trust (the “Seller”), and, with respect to Sections 1.5 and 1.6 only, GC Advisors LLC, a Delaware limited liability company (“GC Advisors” and, each of the aforementioned parties being referred to as a “Party”, and jointly as the “Parties”).
RECITALS:
WHEREAS, Seller is the legal and beneficial owner of 100% of the beneficial interests in (collectively, the “Target Shares”) GPIF S Funding and GPIF S Holdings (each, together with their subsidiaries (as applicable), a “Target” and collectively, the “Targets”);
WHEREAS, the assets listed on Schedule 1 hereto (the “Transferring Assets”) include substantially all of the assets owned by the Targets;
WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the Transferring Assets through the purchase of the Target Shares by Buyer from Seller on the terms and conditions set forth herein;
WHEREAS, the Board of Trustees of the Buyer (the “Board”) has approved the transaction and determined, with respect to Buyer, that the transaction is in the best interests of Buyer;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, Seller and Buyer do hereby agree as follows:
ARTICLE I
PURCHASE AND SALE
1.1. Purchase and Sale of Target Shares. Upon the terms and subject to the conditions of this Agreement, Seller hereby sells, assigns, and transfers to Buyer, and Buyer hereby purchases from Seller, the Target Shares for a total purchase price equal to the Final NAV, as defined in and determined in accordance with Section 1.5 of this Agreement. Seller hereby notifies GC Advisors, and GC Advisors hereby consents, to the transfer of the Target Shares for all purposes of the trust agreements of the Targets as in effect (the “Targets Trust Agreements”).

1.2. Closing. The closing under this Agreement with respect to the purchase and sale of the Target Shares (the “Closing”) will take place simultaneously with the execution of this Agreement. At the Closing, Seller shall (i) execute a share transfer effecting the sale and transfer of the Target Shares to Buyer, (ii) cause the trust agreements of the Targets and the asset-backed credit facility documents of GPIF S Funding (as applicable) to be amended to, among other things, reflect the Buyer as owner of 100% of the beneficial interests of the Targets and (iii) assign to Buyer the Purchase and Sale Agreement by and between Seller and GPIF S Funding with respect to GPIF S Funding’s asset-backed credit facility.
1.3. Payment of Initial Purchase Price. Buyer (i) shall pay Seller, in cash, $61 million, which represents approximately 90% of the Estimated NAV (as defined below) of the Targets as of December 31, 2025 (the “Initial Cash Purchase Price”), and (ii) deliver to Seller an unsecured promissory note (the “Note”), substantially in the form attached hereto as Exhibit A, pursuant to which Buyer promises to pay to Seller an amount equal to the Adjustment Amount (as defined below) (together with the Initial Cash Purchase Price, the “Total Purchase Price”), which shall be determined in accordance with Section 1.4.
1.4. Adjustment Amount. The amount Buyer promises to pay to Seller pursuant to the Note (the “Adjustment Amount”), which may be a positive or negative number, will be an amount equal to (i) the Final NAV minus (ii) the Initial Cash Purchase Price. If the Adjustment Amount is positive, the Adjustment Amount shall be paid by wire transfer by Buyer to an account specified by Seller. If the Adjustment Amount is negative, no amount will be due under the Note by Buyer and Seller agrees that an amount equal to the difference between the Initial Cash Purchase Price and the Final NAV, plus any interest payable in accordance with the terms of the Note, shall be paid by wire transfer by Seller to an account specified by Buyer. Within three (3) business days after the calculation of the Final NAV (or such other period of time agreed by the Parties), Seller or Buyer, as the case may be, shall make the wire transfer payment provided for in this Section 1.4. For the avoidance of doubt, Buyer and Seller acknowledge that the Seller is entitled to all of the Targets’ earnings recognized in accordance with U.S. generally accepted accounting principles, or GAAP, through December 31, 2025 and all of the Targets’ taxable earnings through December 31, 2025.
1.5. Determination of Final NAV. GC Advisors will determine (or cause to be determined) the estimated net asset value (“Estimated NAV”) of the Targets as of December 31, 2025. As of the date of this Agreement, GC Advisors anticipates that it will determine (or cause to be determined) the final net asset value (the “Final NAV”) of the Targets as of December 31, 2025, on or prior to January 31, 2026. The Final NAV shall be equal to the total assets less liabilities of the Targets, which amount will include, without limitation, (i) the aggregate fair market values of the Transferring Assets (which shall be determined by GC Advisors in accordance with the valuation procedures approved by the Board, and, in connection with such determination, GC Advisors will receive a report by one or more independent evaluators assessing the fair value of the Transferring Assets and/or evaluated prices provided by independent third-party pricing sources, as applicable), (ii) accrued and unpaid interest on each of the Transferring Assets, (iii) accrued and unpaid interest on liabilities of the Targets, including, without limitation, liabilities attributable to amounts owed to lenders and other financing providers, (iv) any capitalized or pre-paid fees and expenses and (v) cash held by the Targets. Each independent evaluator and/or independent third-party pricing source must be a person who has expertise in the valuation of securities and other financial assets and who is not an interested person, as defined in section 2(a)(19) of the Investment Company Act of 1940, as amended, of Seller or any affiliated person of Seller (other than Buyer).
1.6 Interest Due on Note. GC Advisors and Seller, but not Buyer, agree to pay any interest payable under the Note, if any, it being understood among the Parties that Buyer will have no obligation to pay any amount pursuant to this Agreement or the Note in excess of the Final NAV. The Buyer and GC Advisors agree to treat any interest paid by GC Advisors under the Note as a reduction of management fees received by GC Advisors from Buyer for U.S. federal income tax purposes.
1.7 Final Sale. Buyer and Seller intend and agree that (i) the transfer of the Target Shares by Seller to Buyer pursuant to this Agreement is, in each and every case, intended to be an absolute sale, conveyance and transfer of ownership of the applicable Target Shares rather than the mere granting of a security interest to secure a financing and (ii) such Target Shares and the Transferring Assets shall not be part of Seller’s estate in the event of a filing of a bankruptcy petition or other action by or against such person under any relevant bankruptcy law.
1.8 Conditions Subsequent. The occurrence of the Closing shall be subject to satisfaction of the following conditions (the “Conditions Subsequent”) (as notified by or on behalf of each Party to the other Parties):

(a)Buyer shall have obtained such approvals as it deems (in Buyer’s sole discretion) necessary in order for it to effect the transaction; and
(b)Seller shall have obtained such customary internal approvals as it deems (in Seller’s sole discretion) necessary in order for it to effect the sale of the Transferring Assets;
(c)Buyer has sufficient liquid assets and committed financing at the time of the Closing, not including, for the avoidance of doubt, subscription amounts held in escrow which are not yet the property of Buyer, to purchase the Transferring Assets;
(d)Buyer has determined, in consultation with counsel, that, upon closing, the transaction will have been consummated in accordance with applicable law; and
(e)Buyer shall have executed and delivered to GC Advisors a written instrument in form and substance satisfactory to GC Advisors by which Buyer agrees to be bound by the terms of the Targets Trust Agreements;
provided that, if at any time Buyer and Seller agree that the Conditions Subsequent provided for in this Section 1.8 cannot be satisfied, this Agreement shall terminate and cease to be of any further effect.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller hereby represents and warrants to Buyer as follows:
2.1. Power and Authority. Seller (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) has all requisite power and capacity to make, execute, deliver and perform this Agreement; and (iii) the execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary organizational action. This Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms except as the enforcement thereof may be limited only by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
2.2. No Violation of Constituent Documents. The execution, delivery and performance of this Agreement by Seller will not conflict with or result in the breach of any term or provision of, or violate, or constitute a default under Seller’s charter documents, as in effect on the date hereof.
2.3. Ownership of Shares. Seller is the legal and beneficial owner of the Target Shares free and clear of all liens, restrictions, claims, security interests and encumbrances of any kind, nature or description (collectively, “Encumbrances”), and after giving effect to the transactions contemplated hereby, Buyer will acquire good, valid and marketable title to the Target Shares, free and clear of all Encumbrances.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer hereby represents and warrants to Seller as follows:
3.1. Power and Authority. Buyer (i) is duly organized under the laws of the State of Delaware; (ii) has all requisite power and capacity to make, execute, deliver and perform this Agreement; and (iii) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its respective terms, except as the enforcement thereof may be limited only by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
3.2. No Violation of Constituent Documents. The execution, delivery and performance of this Agreement will not conflict with or result in the breach of any term or provision of, or violate, or constitute a default under, Buyer’s certificate of incorporation, as in effect on the date hereof.

ARTICLE IV
MISCELLANEOUS

4.1. Governing Law. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule.
4.2. Expenses. All costs and expenses incurred in connection with this Agreement and each other agreement, document and instrument contemplated by this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses.
4.3. Further Assurances. The Parties hereto will execute such further instruments and documents as are or may be necessary or recommended to effectuate and carry out the transactions contemplated by this Agreement.
4.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original (including copies sent to a party by fax or e-mail) as against the party signing such counterpart, but which together shall constitute one and the same instrument. Signatures transmitted via fax or e-mail shall be considered authentic and binding.
4.5 Headings. The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
4.6 Modifications. This Agreement may not be amended or otherwise modified except by a writing signed by each party hereto.
4.7 Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Agreement.
4.8 Numbering and Gender. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
4.9 Integration. This Agreement represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed as of the date first written above.

SELLER:
GCP OS Cayman Trust
By: GC Advisors LLC, its manager
By: /s/ Thomas J. Shinnick
Name: Thomas J. Shinnick
Title: Co-General Counsel
BUYER:
GOLUB CAPITAL PRIVATE INCOME FUND S
By: GC Advisors LLC, its investment adviser
By: /s/ Thomas J. Shinnick
Name:     Thomas J. Shinnick
Title: Co-General Counsel

Acknowledged and consented to by:

GC ADVISORS LLC
By: /s/ Thomas J. Shinnick
Name:     Thomas J. Shinnick
Title: Co-General Counsel

[Signature Page to Share Purchase and Sale Agreement]

Schedule 1

Exhibit A
Buyer’s Unsecured Promissory Note (Adjustment Amount)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR “BLUE SKY” LAWS AND, ACCORDINGLY, MAY NOT BE TRANSFERRED IN THE ABSENCE OF (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS HAVING BECOME EFFECTIVE WITH REGARD THERETO OR (2) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE ABOVE, NO TRANSFER MAY BE MADE IN ANY JURISDICTION EXCEPT IN COMPLIANCE WITH APPLICABLE LAWS IN SUCH JURISDICTION. THIS NOTE IS ALSO SUBJECT TO THE TRANSFER RESTRICTIONS DESCRIBED HEREIN.
GOLUB CAPITAL PRIVATE INCOME FUND S
UNSECURED PROMISSORY NOTE
This Unsecured Promissory Note (this “Note”) is made and entered into on December 29, 2025, by and among Golub Capital Private Income Fund S, a Delaware statutory trust (the “Issuer”), GC Advisors LLC, a Delaware limited liability company (“GC Advisors” and collectively with the Issuer, the “Issuer Parties”) and GCP OS Cayman Trust, a Cayman Islands trust (the “Holder”). Each of the Issuer Parties on one hand and the Holder on the other hand being referred to as a “Party”, and jointly as the “Parties”.
ARTICLE I
DEFINITIONS
1.1    Certain Definitions.
(a)    “Adjusted Interest Amount” means an amount equal to the amount of interest that would have accrued pursuant to Section 3.1 hereof during the term of this Note if the Notional Amount was equal to the Adjusted Principal Amount, as adjusted to reflect any prepayments by the Issuer pursuant to Section 2.6 hereof.
(b)    “Adjusted Principal Amount” means (i) in the event that the Final Amount is a positive number, the Final Amount, and (ii) in the event that the Final Amount is a negative number, the absolute value of the Final Amount. For the avoidance of doubt, if the Final Amount equals zero, the Adjusted Principal Amount shall equal zero.
(c)    “Adjustment Amount” shall have the meaning given to such term in the Purchase Agreement.
(d)    “Applicable Rate” means, in respect of any Interest Period, the rate per annum equal to, the greater of (i) Term SOFR plus 2.50% and (ii) 3.25%.
(e)    “Bankruptcy Law” shall mean Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

(f)    “Business Day” shall mean any day that is not a Saturday, a Sunday or a legal holiday on which banks in the City of New York are closed.
(g)    “Custodian” shall mean any receiver, trustee, assignee, liquidator, sequestrator or other similar official under any Bankruptcy Law.
(h)    “Event of Default” means either an Issuer Event of Default or a Holder Event of Default, as the case may be.
(i)    “Final Amount” means, as of any day following the determination of the Modified Amount, the sum of the Outstanding Principal Balance and the Modified Amount, which, for the avoidance of doubt, may be negative.
(j)    “GAAP” means U.S. generally accepted accounting principles in effect from time to time.
(k)    “Indebtedness” shall mean, without duplication, with respect to any Person (as defined below): (i) all indebtedness for borrowed money; (ii) all obligations for the deferred purchase price of property or services; (iii) all obligations evidenced by notes, bonds, debentures or other similar instruments; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (v) all obligations as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases; (vi) all obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities; (vii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock; (viii) all indebtedness of the type referred to in clauses (i) through (vii) above guaranteed directly or indirectly in any manner by such Person, or with respect to which such Person is directly or indirectly liable, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such indebtedness or to advance or supply funds for the payment or purchase of such indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the holder of such indebtedness against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss; and all indebtedness of the type referred to in clauses (i) through (vii) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for more than 90 days, or as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person.

(l)    “Interest Period” means, with respect to all outstanding amounts accruing at the Applicable Rate, a period of one month, commencing on the date any such amount is (or is deemed to be) disbursed, converted or continued; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (c) no Interest Period shall extend beyond the Maturity Date.
(m)    “Maturity Date” means March 15, 2026.
(n)    “Modified Amount” means, as of any day following the determination of the Adjustment Amount, the difference between the Adjustment Amount over the Notional Amount, which, for the avoidance of doubt, may be negative.
(o)    “Notional Amount” shall equal (i) the “Final NAV” minus (ii) the “Initial Cash Purchase Price” (as such terms are defined in the Purchase Agreement).
(p)    “Outstanding Principal Balance” means, as of any date, the Notional Amount as adjusted to reflect any prior prepayments hereunder.
(q)    “Person” shall mean an individual, a corporation, partnership, trust, limited liability company, organization, association, government or any department or agency thereof, or any other entity.
(r)    “Purchase Agreement” means the Share Purchase and Sale Agreement by and between the Issuer and the Holder, effective as of December 29, 2025.
(s)    “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
(t)    “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
(u)    “SOFR Business Day” means any day other than a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
(v)    “Term SOFR” means, with respect to each Interest Period, the greater of (i) the forward-looking term rate for a period comparable to such Interest Period based on SOFR that is published by the SOFR Administrator for such period on the SOFR Business Day prior to the commencement of such Interest Period and (ii) zero percent (0%) per annum.

(w)    “Total Purchase Price” shall have the meaning given to such term in the Purchase Agreement.
1.2    Construction. Whenever the context requires, the gender of all words used in this Note includes the masculine, feminine and neuter. The words “hereof,” “herein” and “hereunder” and words of like import used in this Note shall refer to this Note as a whole and not to any particular provision of this Note. References to Articles and Sections are to Articles and Sections of this Note as such Articles and Sections may be or are amended from time to time in accordance with the terms and provisions of this Note, unless otherwise expressly provided in this Note. Any singular term in this Note shall be deemed to include the plural, and any plural term shall be deemed to include the singular. Whenever the words “include,” “includes” or “including” are used in this Note, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The name assigned to this Note and the Section and Article captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. This Note and any provision of it shall not be construed against the Party that drafted the Note or such provision.
ARTICLE II
PRINCIPAL PAYMENT AND TERMS OF PAYMENT
2.1    Payment Obligations. Notwithstanding anything to the contrary, (i) in the event that the Final Amount is greater than or equal to zero, the Issuer hereby promises to pay the Adjusted Principal Amount, and GC Advisors hereby promises to pay the Adjusted Interest Amount to Holder; and (ii) in the event that the Final Amount is less than zero, Holder agrees to pay the Adjusted Principal Amount and the Adjusted Interest Amount to the Issuer, in each case, as provided and in accordance with the terms and conditions of this Note.
2.2    Payment Schedule. The Adjusted Principal Amount, together with the Adjusted Interest Amount, shall be payable in full on the Maturity Date. The Issuer and GC Advisors agree to treat any interest paid by GC Advisors under this Note as a reduction of management fees received by GC Advisors from the Issuer for U.S. federal income tax purposes. The Issuer and the Holder agree to treat any amount paid by the Holder to the Issuer under Section 2.1 of this Note as a reduction of the Total Purchase Price for U.S. federal income tax purposes.
2.3    Payment Timing. Each Party shall make payments hereunder to the other Party, irrespective of any right of counterclaim or set-off, not later than 2:00 p.m. (New York time) on the applicable payment date.
2.4    Form of Payment. Payments under this Note shall be made in lawful money of the United States of America, in immediately available funds and in such form and manner as may be agreed to by the Issuer and the Holder.
2.5    Notice. The Issuer shall provide notice to the Holder upon determination of the Adjusted Principal Amount and the Adjusted Interest Amount, following the determination of the

Final Amount hereunder and the Adjustment Amount in accordance with the procedures set forth in the Purchase Agreement.
2.6    Optional Prepayment. The Issuer may, upon at least one Business Day’s prior notice to the Holder (which notice shall include the proposed date and amount of the prepayment) prepay the Outstanding Principal Balance as of the date of such prepayment, in whole or in part, together with any accrued interest thereon to the Holder, without premium or penalty.
ARTICLE III
INTEREST
3.1    Interest. Subject to the provisions of Section 3.2 below, interest shall accrue on the Outstanding Principal Balance for each Interest Period at a rate per annum equal to the Applicable Rate until such time as the repayment of the Adjusted Principal Amount together with Adjusted Interest Amount has been received by the applicable Party.
3.2    Default Interest. If any amount payable hereunder is not paid when the same shall become due and payable, upon acceleration or otherwise, then, commencing on the date of such failure to pay, in lieu of the interest rate provided in Section 3.1 above, the Outstanding Principal Balance shall bear interest (including post-petition interest in any proceeding under any Bankruptcy Law) for each Interest Period at a rate per annum equal to 2.0% plus the Applicable Rate. Amounts payable pursuant to this Section 3.2 shall be payable upon demand.
3.3    Computation of Interest. Interest shall be computed for each Interest Period on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Interest shall accrue on the Outstanding Principal Balance from and including the day on which such amount is disbursed (or deemed to be disbursed), and shall not accrue on any repaid portion for the day on which such portion is paid.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND GC ADVISORS
The Issuer and GC Advisors each, to the extent set forth below, hereby represent to the Holder as follows:
4.1.    the Issuer and GC Advisors each is duly organized, validly existing and in good standing under the laws of the State of Delaware;
4.2.    it has all requisite power and authority to execute, deliver and perform its obligations under this Note; and the execution, delivery and performance by it of this Note have been duly authorized by all necessary action and do not contravene (i) its charter and amended and restated bylaws, as applicable, or (ii) law or any contractual restriction binding upon or affecting it or its property;

4.3.    no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by either the Issuer or GC Advisors of this Note;
4.4.    this Note has been duly authorized, executed and delivered by the Issuer and GC Advisors and is the legal, valid and binding obligation of each, enforceable against them in accordance with its terms;
4.5.    (a) the fair value of the property of the Issuer is greater than the total amount of liabilities, including contingent liabilities, of the Issuer, (b) the present fair salable value of the assets of the Issuer is not less than the amount that will be required to pay the probable liability of the Issuer on its debts as they become absolute and matured, (c) the Issuer does not intend to, and does not believe that it will, incur debts or liabilities beyond the Issuer’s ability to pay such debts and liabilities as they mature and (d) the Issuer is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the Issuer’s property would constitute an unreasonably small capital; and
4.6.    no Issuer Event of Default has occurred and is continuing, or would result from the issuance of this Note or from the applications of the proceeds therefrom.
ARTICLE V
EVENTS OF DEFAULT
5.1    Issuer Events of Default. An “Issuer Event of Default” shall occur if:
(a)    the Issuer defaults in the payment of the principal of this Note when the same becomes due and payable, upon acceleration or otherwise;
(b)    GC Advisors defaults in the payment of the interest on this Note when the same becomes due and payable, upon acceleration or otherwise;
(c)    any representation or warranty made by the Issuer and GC Advisors herein shall have been incorrect in any material respect when made;
(d)    (i) The Issuer shall fail to pay any principal of or interest on any Indebtedness that is outstanding in a principal or notional amount of at least $5,000,000 in the aggregate (but excluding Indebtedness evidenced by this Note) of the Issuer, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument related to such Indebtedness, (ii) any default or event of default under any such Indebtedness if the effect of such default or event of default is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption) purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

(e)    any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Issuer and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(f)    the Issuer, pursuant to or within the meaning of any Bankruptcy Law,
(i)    commences a voluntary case or proceeding,
(ii)    consents to the entry of an order for relief against it in an involuntary case or proceeding,
(iii)    consents to the appointment of a Custodian of it or for all or substantially all of its property,
(iv)    makes a general assignment for the benefit of its creditors, or
(v)    generally is unable to pay its debts as they become due; or
(g)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)    is for relief against the Issuer in an involuntary case or proceeding,
(ii)    appoints a Custodian of the Issuer or for all or substantially all of its property, or
(iii)    orders the liquidation of the Issuer;
and, in the case of any of the provisions of clauses (f) or (g) above, the case, order or decree, as applicable, continues to be pending, remains unstayed and in effect or is not dismissed, as applicable, for 60 days.
5.2    Holder Event of Default. A “Holder Event of Default” shall occur if the Holder defaults in the payment of the principal or interest of this Note when the same becomes due and payable, upon acceleration or otherwise.
5.3    Acceleration.
(a)    If an Event of Default (other than, in respect of the Issuer, an Event of Default specified in Section 5.1(f)) occurs and is continuing, the non-defaulting Party may declare the unpaid principal of, and accrued interest on, this Note to be immediately due and payable.
(b)    If, in respect of the Issuer, an Event of Default specified in Section 5.1(f) occurs, all principal of and interest on the Note outstanding shall become and be immediately and automatically due and payable without presentment, demand, protest, any notice of any kind, or other act on the part of the Holder, all of which are hereby expressly waived by the Issuer.
(c)    The non-defaulting Party may, by written notice to the defaulting Party, rescind an acceleration and its consequences if (i) all existing Events of Default in respect of such defaulting Party, other than the nonpayment of principal of or interest on this Note which have become due solely because of the acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
5.4    Other Remedies. If an Event of Default occurs and is continuing with respect to a Party, the non-defaulting Party may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Note or to enforce the performance of any provision of the Note.
5.5    No Waiver; Remedies. A delay or omission by the non-defaulting Party in exercising any right or remedy accruing upon an Event of Default with respect to the defaulting Party shall not impair the right or remedy or constitute a waiver of or acquiescence of any such Event of Default. No remedy shall be exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.
5.6    Waiver of Past Defaults. A non-defaulting Party may waive an existing Event of Default and its consequences with respect to the other Party. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Note, but no such waiver shall extend to any subsequent or other Event of Default with respect to such defaulting Party or impair any right consequent thereon.
ARTICLE VI
MISCELLANEOUS
6.1    Replacement Notes. If this Note is mutilated and surrendered to the Issuer or if the Holder presents evidence to the reasonable satisfaction of the Issuer that such Note has been lost, destroyed or wrongfully taken, the Issuer shall issue a replacement Note of like tenor. An indemnity bond may be required that is sufficient in the reasonable judgment of the Issuer to protect the Issuer from any loss which it may suffer. The Issuer may charge for its expenses in replacing this Note.
6.2    Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile (upon confirmation of receipt), or 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the Party to be notified at such Party’s address as set forth below.
If to the Holder:
GCP OS Cayman Trust

c/o AGS Trustees Limited
PO Box 500, 71 Fort Street
Grand Cayman, KY1-1106
Cayman Islands
If to the Issuer:
Golub Capital Private Income Fund S
200 Park Avenue, 25th Floor
New York, New York 10166
Attention: David B. Golub
Fax: 212-750-3756
If to GC Advisors:
GC Advisors LLC
200 Park Avenue, 25th Floor
New York, New York 10166
Attention: David B. Golub
Fax: 212-750-3756

6.3    Entire Agreement. This Note and the Purchase Agreement represent the entire agreement of the Parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements with respect hereto except as expressly set forth herein.
6.4    Effect of Waiver or Consent. The failure of the either Party to insist on the strict performance of any covenant or duty required by this Note, or to pursue any remedy under the Note, shall not constitute a waiver of the breach or the remedy.
6.5    Assignment. This Note shall be binding upon the successors and permitted assigns of the Issuer and GC Advisors. The Holder may not assign or transfer or dispose of their rights with respect to this Note without the prior written consent of the Issuer and GC Advisors.
6.6    Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by each Party or, in the case of a waiver, by the Party against whom enforcement of any such waiver is sought.
6.7    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.
6.8    Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have each caused this Note to be executed by their duly authorized officers.
Dated: December 29, 2025
GOLUB CAPITAL PRIVATE INCOME FUND S
By:    /s/ Christopher C. Ericson
Name:    Christopher C. Ericson
Title:    Chief Financial Officer and Treasurer

GC ADVISORS LLC
By:    /s/ Thomas J. Shinnick
Name:    Thomas J. Shinnick
Title:    Co-General Counsel
GCP OS Cayman Trust
By:    GC Advisors LLC,
its investment manager
By:    /s/ Thomas J. Shinnick
Name:    Thomas J. Shinnick
Title:    Co-General Counsel

[Signature Page to Unsecured Promissory Note]